SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, For Use of the

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Definitive Proxy Statement

Commission Only (as

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Definitive Additional Materials

permitted by Rule 14a-6(e)(2))

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Soliciting Material Under Rule 14a-12

MED-TECH SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

__________________________________________________________________________________________________

(2)

Aggregate number of securities to which transaction applies:

__________________________________________________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)

Proposed maximum aggregate value of transaction:

__________________________________________________________________________________________________

(5)

Total fee paid:

__________________________________________________________________________________________________

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount previously paid:

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(2)

Form, Schedule or Registration Statement No.:

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(3)

Filing Party:

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Date Filed:

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MED-TECH SOLUTIONS, INC.

P.O. Box 1056

1637 Shar-Cal Road

Calvert City, Kentucky 42029

(270) 282-0943

Notice of Special Meeting of Stockholders

to be held on January 25, 2008

To the Stockholders of Med-Tech Solutions, Inc.:

You are cordially invited to attend a special meeting of stockholders of Med-Tech Solutions, Inc. to be held at The London Heathrow Airport Hilton Hotel, Terminal 4, Heathrow Airport, on Friday, January 25, 2008, at 9:00AM London time, to consider and act upon the following matters:

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To approve an amendment to the company’s Articles of Incorporation to change the company’s name from Med-Tech Solutions, Inc. to Four Rivers BioEnergy Inc.;

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To approve the one for seventeen reverse stock split of the company’s issued and outstanding common stock and maintain the currently authorized number of shares of common stock; and

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To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only stockholders of record at the close of business on December 21, 2007 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting.  Whether or not you expect to attend the meeting, you are earnestly requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope.  Returning a proxy will not affect your right to vote in person if you attend the meeting.  You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

Gary Hudson

President & Chief Executive Officer

Calvert City, Kentucky

January 4, 2008

MED-TECH SOLUTIONS, INC.

Proxy Statement

Special Meeting of Stockholders

to be held on January 25, 2008

__________

This proxy statement and the accompanying form of proxy is furnished to stockholders of Med-Tech Solutions, Inc. in connection with the solicitation of proxies by our board of directors for use in voting at a special meeting of stockholders to be held at The London Heathrow Airport Hilton Hotel, Terminal 4, Heathrow Airport, on Friday, January 25, 2008, at 9:00 AM London time, and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of meeting of stockholders, and the proxy are being mailed on or about January 4, 2008, to stockholders of record on December 21, 2007.  We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

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To approve an amendment to the company’s Articles of Incorporation to change the company’s name from Med-Tech Solutions, Inc. to Four Rivers BioEnergy Inc.;

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To approve the one for seventeen reverse stock split of the company’s issued and outstanding common stock and maintain the currently authorized number of shares of common stock; and

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To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Who is entitled to vote?

Holders of our common stock as of the close of business on December 21, 2007, the record date, are entitled to vote at the meeting.  As of that date, we had issued and outstanding 113,449,883 shares of common stock, our only class of voting securities outstanding.  Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board.  The persons named in the proxy have been designated as proxies by our board.  If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

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FOR the approval of the name change set forth under Proposal 1; and

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FOR the approval of the one for seventeen reverse stock split of the common stock under Proposal 2.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments.  If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxy in accordance with their respective best judgment.

May I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

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delivering written notification of your revocation of the proxy to our secretary;

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voting in person at the meeting; or

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delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and Nevada law.  The presence, in person or by proxy, of one percent of the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.  Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock.  The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter.  These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting.  If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum.  Abstentions are voted neither “for” nor “against” a matter, but are counted in the determination of a quorum.

How many votes are needed for each matter?

The approval of both proposals require a vote in favor of each proposal representing a majority of the issued and outstanding shares of common stock. Because these proposals require an absolute majority, abstentions and broker non-votes and stockholders withholding their vote will have the effect of a vote against the proposal.

How do I vote?

You may vote your shares in one of three ways: by mail, facsimile or in person at the meeting.  The prompt return of the completed proxy card vote will assist us in preparing for the meeting.  Date, sign and return the accompanying proxy in the postage-prepaid envelope enclosed for that purpose.  You can specify your choices by marking the appropriate boxes on the proxy card.  If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. If you hold your shares in “street name,” you should contact either your broker or the company as to the requirements that will enable you to vote your shares at the meeting.  If you wish to fax your proxy, please copy both the front and back of the signed proxy and fax same to Wall Street Transfer Agents, Inc. at (778) 571-0877; telephone: (866) 455-9782.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of December 21, 2007, with respect to the ownership of our common stock by:

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each person or group who beneficially owns more than 5% of our common stock;

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each of our directors;

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our current chief executive officer and our other executive officers; and

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all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of warrants or options or conversions of convertible securities.  Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of December 21, 2007, have been included in the table with respect to the beneficial ownership of the person owning the options or warrants, but not with respect to any other persons.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Gary Hudson(2)	11,362,279(3)	10.02
Stephen Padgett(2)	5,908,386(4)	5.21
Martin Thorp(2)	406,650	0.36
Kevin Alexander(2)	4,162,182	3.67
John Nangle(2)	850,000	0.75
Gordon Weightman(2)	7,319,700	6.45
Citco Global Custody N.V.(5)	7,000,000	6.17
All Directors and Executive Officers as a Group (5 persons)	22,689,497(6)	20.00%

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*

Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total numbers of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)

The address for the individual is c/o the company at P.O. Box 1056, 1637 Shar-Cal Road, Calvert City, Kentucky 42029.

(3)

Includes 8,521,710 shares held by Mr. Hudson, as trustee, for members of his family under a deed of trust.

(4)

Includes 1,985,412 shares held by Mr. Padgett, as trustee, for members of his family under a deed of trust.

(5)

The address for CitiGlobal Custody N.V. is Telestone 8—Teleport, Naritaweg 165, 1643BW Amsterdam.  Ann O'Hara & Paul Carrigg currently have the voting and dispositive authority for these shares.

(6)

See notes 3 and 4 above.

PROPOSAL 1:

CHANGE OF CORPORATE NAME

On December 19, 2007, the board of directors authorized a change in our corporate name to “Four Rivers BioEnergy Inc.” and thereafter an amendment to Article First of the company’s Articles of Incorporation.  A form of certificate of amendment to our Articles of Incorporation is attached to this proxy statement as Exhibit A.

In the judgment of the board of directors, the change of our corporate name is desirable to more correctly reflect our business operations.  Our primary business is now conducted through our wholly owned subsidiary, The Four Rivers BioEnergy Company Inc. (“Four Rivers”), a company organized for the purpose of developing, owning and operating an approximately 130  MMGPY (million gallons per year) dry mill fuel grade ethanol plant and a 35 MMGPY bio-diesel plant and other renewable bio-energy facilities. The board believes that the operating subsidiary has begun to develop recognition and goodwill under its name, and management desires to continue that development at the holding company level.  The board of directors believes that it will eliminate confusion about the nature of its business objective and operations if there is a similarity of names among its corporate entities.

Approval Requirement and Board of Directors Recommendation

The approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of common stock.  The board of directors believes that the advantages of the proposed amendment - implementing a change of corporate name - outweigh the possible disadvantages of the amendment.  Accordingly, the board of directors has unanimously approved the proposed amendment and unanimously recommends approval by stockholders.

The former stockholders of Four Rivers own approximately 37.15% of the outstanding common stock of the company and it is expected that they will vote to approve the proposed amendment.  However, the company has not received formal assurance that this assumption is correct or that these stockholders will be voting as a group.

Unless authority is withheld, voted against or abstained, the proxies solicited by our board of directors will be voted “FOR” the corporate name change.

PROPOSAL 2:

TO APPROVE A ONE FOR SEVENTEEN STOCK REVERSE STOCK SPLIT

On December 19, 2007, the board of directors authorized a change in the number of outstanding shares of common stock by means of a reverse split at the rate of one new share of common stock for every seventeen shares of outstanding common stock.

The reverse split itself will change neither the number of authorized shares of common stock nor the par value of a share of common stock.  None of the rights of the common stock are being changed as a result of the reverse split and, therefore, the rights of the stockholders will remain unchanged, including the right of one vote for each share of common stock in any action requiring a vote of the holders of common stock and liquidation after any preference shares and dividends when and if declared by the board of directors.  Stockholders do not have any dissenter or appraisal rights in connection with the reverse split.  There will be no change in the number of stockholders as a result of the reverse split.  There is no intention to take the company private because of the reverse split or otherwise.

We are presently authorized under our Articles of Incorporation to issue 500,000,000 shares of common stock, and 100,000,000 shares of preferred stock.

If the proposal to effect a reverse split of the common stock is approved, after the reverse split, the company will have issued and outstanding approximately 6,673,523 shares of common stock.  The company will not issue any fractional shares, but will round up to the next whole number of shares of common stock for the stockholder’s aggregate holdings.  The two issued and outstanding shares of preferred stock shall remain unaffected by the reverse split.

Reasons for the reverse split

We completed an acquisition of our current operating subsidiary, Four Rivers, on December 4, 2007.  Prior to that date, there was no active trading market for our shares of common stock, although the company was a public reporting company and the common stock was available for trading on the OTC Bulletin Board.  The board of directors believes that this is an opportune time to correct the capitalization of the company to prepare it for future financing opportunities and establish a market that reflects its intrinsic value.

Our board of directors believes that, after discussions with the investment bankers to the company, because there has not been any substantive trading of the common stock in a public market to date, there is no preconceived value associated with the common stock or the company. Thus, adjusting the number of outstanding shares is not likely to result in an adverse response in the market to the value of the company, which some consider typical in reverse split situations.  Moreover, because the proposed reverse split is not being done in response to a falling stock price or other adverse news about the company, the board of directors does not believe there should be an adverse reaction by persons trading in the shares or seeking an investment opportunity. Rather, because of the limited market, the board of directors believes investors will look to the business plan and the benefits that it offers the stockholders of the company in the longer term to establish a value for the shares and the company.

The board of directors believes that the proposed reverse split ultimately may result in a broader market for the common stock than currently exists due to the increase of the per share price. Theoretically, the price per share of stock should not, of itself, affect the marketability of the stock, the type of investor who acquires the stock, or a company’s reputation in the financial community.  However, in practice, the price per share does affect the stock because many institutional investors as a matter of policy avoid investment in stocks with a low per share price.  An increased price per share may encourage institutional investor interest and trading in the common stock and possibly promote greater liquidity for our stockholders.

The current market price of our stock places us among penny stocks on the OTC Bulletin Board.  These rules impose additional sales practices and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors.  For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks.  Consequently, these rules often affect the ability of broker-dealers to make a market in our common stock and may affect the investors’ ability to resell shares of the company.  These transaction rules often have an overall depressive effect on the market because brokers cannot generally recommend an investment in such penny stocks.  As a penny-stock, it is likely that a market for our stock will develop slowly, if at all, and continue to be limited to the number and type of investors willing to invest in penny stocks and speculative kinds of companies.  The proposed  reverse split may allow our shares to be traded above penny stock levels and, thereby, allow us to eventually trade to a longer term investor, among institutional investors and, in the future, on a national exchange.

Overall, the board of directors, with the proposed reverse split, seeks to create a more active trading market, attract interest from analysts operating in the bioenergy space, make future listing of the common stock on an exchange more available, and generate interest from a wider, more stable investor group.  Each of these objectives is expected to accrete stockholder value as the company becomes recognized as a unique investment opportunity.

No exchange of stock certificates required

Stockholders of the common stock will not be required to exchange outstanding stock certificates for new certificates in connection with the reverse split.  Stockholders holding common stock may submit their share certificates to the company’s transfer agent, Wall Street Transfer Agents Inc., located at Suite 101-5521, 192nd Street, Surrey, British Columbia, V3S 8E5 Canada, and have reissued a new certificate representing the number of shares of common stock held after the reverse split.

Approval Requirement and Board of Directors Recommendation

The approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of common stock.  The board of directors believes that the advantages of the proposed amendment - implementing a reverse split of the common stock - outweigh the possible disadvantages of the amendment.  Accordingly, the board of directors has unanimously approved the proposed amendment and unanimously recommends approval by stockholders.

The former stockholders of Four Rivers own approximately 37.15% of the outstanding common stock of the company and it is expected that they will vote to approve the proposed amendment.  However, the company has not received formal assurance that this assumption is correct or that these stockholders will be voting as a group.

Unless authority is withheld, voted against or abstained, the proxies solicited by our board of directors will be voted “FOR” the reverse stock split.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are bearing the cost of this solicitation.  In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees at nominal cost.  Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock.

STOCKHOLDER PROPOSALS

Stockholder Proposals

Proposals of stockholders intended to be presented at the special meeting to be held on January 25,  2008 must be received at our offices within a reasonable time prior to when we print and mail the proxy statement for that meeting.

Stockholder proposals should be addressed to the President of the Company at P.O. Box 1056, 1637 Shar-Cal Road, Calvert City, Kentucky 42029.

Discretionary Voting of Proxies on Other Matters

We do not now intend to bring before the special meeting any matters other than those specified in the Notice of the Special Meeting, and we do not know of any business which persons other than the board of directors intend to present at the special meeting.  Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the special meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

By Order of the Board of Directors

Gary Hudson
President & Chief Executive Officer

Calvert City, Kentucky
January 4, 2008

Exhibit A

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada  88781-4289

(775) 684-6708

Entity #

Document Number:

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Date Filed: In the office of

Important:  Read attached instructions before completing form

ABOVE SPACE

Dean Heller

Secretary of State

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of corporation:

Med-Tech Solutions, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

Article First is hereby deleted in its entirety and replaced with the following:

1. Name of Corporation                         Four Rivers BioEnergy Inc.

The following language shall be added at the end of the first paragraph of Section 1. Capital Stock:

On January 25, 2008, the Corporation effectuated a reverse stock split for the outstanding shares of common stock at the rate of one share for every seventeen shares, without changing the authorized capital of the Corporation which remains at 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:_____________________

4.

Effective date of filing (optional):  _______________________________________________.

(must not be later than 30 days after the effective date)

5.

Officer Signature (required):___________________________________________

Gary Hudson, President & Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule

MED-TECH SOLUTIONS, INC. – PROXY Solicited By The Board Of Directors For the Special Meeting to be Held on January 25, 2008
P R O X Y

The undersigned stockholder(s) of MED-TECH SOLUTIONS, INC., a Nevada corporation (“Company”), hereby appoints each of Gary Hudson and Stephen Padgett, individually, with full power of substitution, as the agent, attorney and proxy of the undersigned, to vote the shares standing in the name of the undersigned at the Special Meeting to be held on January 25, 2008, and at all adjournments thereof.  This proxy will be voted in accordance with the instructions given below.  If no instructions are given, this proxy will be voted FOR all of the following proposals:

1.

To approve an amendment to the Company’ s Articles of Incorporation to change the Company’s name to Four Rivers BioEnergy Inc.

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FOR

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AGAINST

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ABSTAIN

2.

To approve a reverse split of the common stock at the rate of one new share for each seventeen shares of issued and outstanding common stock.

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FOR

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AGAINST

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ABSTAIN

3.

In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

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FOR

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AGAINST

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ABSTAIN

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I plan on attending the Special Meeting.

Date: ___________________, 2008

_________________________________

Signature

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Signature if held jointly

Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such.  If a corporation, please sign in the full corporate name by the president or other authorized officer.  If a partnership, please sign in the partnership name by an authorized person.